Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2017 Equity Incentive Plan of Exelixis, Inc. of our reports dated February 10, 2026, with respect to the consolidated financial statements of Exelixis Inc. and the effectiveness of internal control over financial reporting of Exelixis Inc. included in its Annual Report (Form 10-K) for the year ended January 2, 2026, filed with the Securities and Exchange Commission.

San Mateo, California
August 5, 2026